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                                                             EXHIBIT 99.B(11)(b)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Other Information" in the Post-Effective Amendment No. 8 to the Registration Statement (No. 33-78960) on Form N-1A of Matthews International Funds and to the incorporation by reference therein of our report dated October 9, 1997, with respect to the financial statements of Matthews International Funds included in its Annual Report to Shareholders filed on Form N-30D with the Securities and Exchange Commission.


Ernst & Young LLP
December 31, 1997